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                                                                     EXHIBIT 4.4






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                          SECURITIES PURCHASE AGREEMENT

                                      Among

                           INTERNATIONAL ISOTOPES INC.

                                       and

                       THE PURCHASERS LISTED ON SCHEDULE I


                            Dated as of May 18, 1999



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                          SECURITIES PURCHASE AGREEMENT

                  THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is dated as of May 18, 1999 among International Isotopes Inc., a Texas corporation (the "Company"), and the various purchasers identified and listed on Schedule I hereto (each referred to herein as a "Purchaser" and, collectively, the "Purchasers.")

                  WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D as promulgated by the United States Securities and Exchange Commission (the "Commission") under
Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act");

                  WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to acquire from the Company, 5,000 shares of the Company's Series A 5% Convertible Redeemable Preferred Stock, par value $.01 per share, liquidation value $1,000 per share (the "Preferred Stock"), at an aggregate purchase price of $5,000,000 issued pursuant to a Certificate of Designation of Preferences and Rights ("Certificate of Designation") in the form of Exhibit A annexed hereto, and a stock purchase warrant or warrants (each, a "Warrant"), in the form of Exhibit B annexed hereto, to purchase an aggregate amount of 205,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock");

                  WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form of Exhibit C attached hereto (the "Registration Rights Agreement") pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws; and

                  WHEREAS, at each of the Second Closing and Third Closing (as defined in Sections 1.2(b) and 1.2(c)), the parties hereto shall execute and deliver a Registration Rights Agreement substantially in the form of Exhibit C attached hereto pursuant to which the Company shall agree to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

                  NOW THEREFORE, in consideration of the promises and mutual covenants and agreements hereinafter, the Company and the Purchasers hereby agree as follows:


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                                   ARTICLE I.

                                PURCHASE AND SALE

     1.1 Purchase and Sale.

          a. On the First Closing Date (as defined below), subject to the terms and conditions set forth herein, the Company shall issue and sell to each Purchaser and each Purchaser, severally and not jointly, shall purchase from the Company the number of shares of Preferred Stock as set forth on Schedule I and a Warrant or Warrants exercisable for the amount of Common Stock, par value $0.01 per share ("Common Stock"), as set forth on Schedule I for such Purchaser. The aggregate purchase price of the shares of Preferred Stock purchased by the Purchasers shall be $5,000,000, the aggregate number of shares Preferred Stock purchased by the Purchasers shall be 5,000, and the aggregate number of Common Stock for which the Warrant or Warrants will be exercisable shall be 205,000 shares of Common Stock.

          b. On the Second Closing Date (as defined below), subject to the terms and conditions set forth herein, the Company shall issue and sell to the Purchasers (1) an additional 5,000 shares of Preferred Stock at an aggregate purchase price of $5,000,000 and (2) an additional Warrant exercisable for an aggregate amount of 205,000 shares of Common Stock.

          c. On the Third Closing Date (as defined below), subject to the terms and conditions set forth herein, the Company shall issue and sell to the Purchasers (1) an additional 8,000 shares of Preferred Stock for an aggregate purchase price of $8,000,000 and (2) an additional Warrant for an aggregate 350,000 shares of Common Stock.

     1.2 Closings.

          a. The First Closing. The closing of the purchase and sale of the initial 5,000 Shares of Preferred Stock at an aggregate purchase price of $5,000,000 and Warrants for an aggregate of 205,000 shares of Common Stock (the "First Closing") shall take place at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 590 Madison Avenue, New York, New York 10022, or by transmission by facsimile and overnight courier, immediately following the execution hereof or such later date or different location as the parties shall agree, but not prior to the date that the conditions set forth in Section 4.1 have been satisfied or waived by the appropriate party (the "First Closing Date"). At the First Closing:

               (i) Each Purchaser shall deliver, as directed by the Company, its portion of the purchase price as set forth next to its name on Schedule I in United States dollars in immediately available funds to an account or accounts designated in writing by the Company;

               (ii) The Company shall deliver a Preferred Stock certificate(s) representing the number of shares of Preferred Stock purchased by each Purchaser as set forth next to such Purchaser's name on Schedule I, registered in the name of such Purchaser, each in form satisfactory to the Purchaser and issued pursuant to the Certificate of Designation with a Conversion Price (as defined therein) equal to $11.86;



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               (iii) The Company shall deliver a Warrant(s), in the form of
Exhibit B hereto and with the Exercise Price (as defined therein) equal to $11.86 representing the number of shares of Common Stock as set forth next to such Purchaser's name on the Schedule I, registered in the name of such Purchaser; and

               (iv) The parties shall execute and deliver each of the documents referred to in Section 4.1.

          b. Second Closing. Subject to the terms and conditions set forth in
Section 4.2 and elsewhere in this Agreement, the closing and sale of an additional 5,000 shares of Preferred Stock for an aggregate purchase price of $5,000,000 and Warrants for an aggregate of 205,000 shares of Common Stock shall take place on October 15, 1999 in the same manner as the First Closing (the "Second Closing Date"); provided that in no case shall the Second Closing take place unless and until the conditions listed in Section 4.2 have been satisfied or waived by the appropriate party. At the Second Closing:

               (i) Each Purchaser shall deliver, as directed by the Company, its portion of the purchase price as set forth next to its name on a schedule similar to Schedule I (the "Second Closing Schedule"), to be delivered to the Company by the Purchasers two days before the Second Closing Date, in United States dollars in immediately available funds to an account or accounts designated in writing by the Company;

               (ii) The Company shall deliver a Preferred Stock certificate(s) representing the number of shares of Preferred Stock purchased by each Purchaser as set forth next to such Purchaser's name on the Second Closing Schedule, registered in the name of such Purchaser, each in form satisfactory to the Purchaser and issued pursuant to the Certificate of Designation with a Conversion Price equal to $11.86;

               (iii) The Company shall deliver a Warrant(s), in the form of Exhibit B hereto and with the Exercise Price equal to $11.86 representing the number of shares of Common Stock as set forth next to such Purchaser's name on the Second Closing Schedule, registered in the name of such Purchaser; and

               (iv) The parties shall execute and deliver each of the documents referred to in Section 4.2.

          c. Third Closing. Subject to the terms and conditions set forth in
Section 4.3 and elsewhere in this Agreement, the Purchasers shall have the right (the "Purchasers Call Option") at any time within a two-year period commencing on the First Closing Date to deliver a written notice to the Company (a "Purchasers Call Option Notice") requiring the Company to issue and sell on the same terms and conditions and at the same purchase price as at the First Closing
(1) an additional principal amount of 8,000 shares of Preferred Stock at an aggregate purchase price of $8,000,000 and (2) an additional Warrant for an aggregate amount of up to 350,000 shares of the Common Stock. The closing of the purchase and sale of the additional shares of Preferred Stock and Warrant(s) (such closing or the closing under the Company Put Option Notice (defined below), the "Third Closing") under the Purchasers Call Option Notice shall take place in the same manner as the First Closing, within two (2) business days of the date after delivery of



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the Purchasers Call Option Notice (such date or the date of the Third Closing under the Company Put Option Notice, the "Third Closing Date"); provided that in no case shall the Third Closing take place unless and until the conditions listed in Section 4.3 have been satisfied or waived by the appropriate party and provided further that, if the Company has filed a registration statement under the Securities Act relating to an Underwritten Offering (as defined in the Registration Rights Agreement) and if the Company, after consultation with the managing underwriter(s) or underwriter(s), should reasonably determine that the Third Closing would materially adversely affect the offering contemplated in such registration statement, then the Third Closing shall be delayed until thirty (30) days after the closing of such offering or until after the cancellation of such offering. At the Third Closing:

               (i) Each Purchaser shall deliver, as directed by the Company, its portion of the purchase price as set forth next to its name on a schedule similar to Schedule I (the "Third Closing Schedule"), to be attached to the Purchasers Call Option Notice, in United States dollars in immediately available funds to an account or accounts designated in writing by the Company;

               (ii) The Company shall deliver a Preferred Stock certificate(s) representing the number of shares of Preferred Stock purchased by each Purchaser as set forth next to such Purchaser's name on the Third Closing Schedule, registered in the name of such Purchaser, each in form satisfactory to the Purchaser and issued pursuant to the Certificate of Designation, except that
Section 4.2(b) thereof shall be omitted, with a Conversion Price equal to $11.86.

               (iii) The Company shall deliver a Warrant(s), in the form of Exhibit B hereto representing the Warrant(s) with an Exercise Price (as defined therein) equal to 110% of the Average Price on the Third Closing Date being purchased by each Purchaser as set forth next to such Purchaser's name on the Third Closing Schedule, registered in the name of such Purchaser; and

               (iv) The parties shall execute and deliver each of the documents referred to in Section 4.3.

          d. Company Put Option. Subject to the terms and conditions in Section
4.3 and elsewhere in this Agreement, after exercise by the Company of the Optional Redemption of the shares of Preferred Stock (as defined in Section 8.1 of the Certificate of Designation) and the Optional Redemption of the Warrants (as defined in Section 7 of the Warrants) or the conversion of all the shares of Preferred Stock and the exercise of all the Warrants issued at both of the First Closing and the Second Closing, the Company shall have the one time right (the "Company Put Option") at any time within the two-year period commencing on the First Closing to deliver a written notice to the Purchasers (a "Company Put Option Notice") requiring the Purchasers to exercise the Purchasers Call Option. If the Company determines to exercise the Company Put Option, it shall notify the Purchasers 10 business days prior to the exercise of such right and of the amount of Preferred Stock the Company intends to issue at the Third Closing. If the Company does not issue 8,000 shares of Preferred Stock, the aggregate number of shares of Common Stock issuable upon the exercise of the Warrants shall be reduced proportionately The Third Closing under this Company Put Option Notice shall take place on such date indicated in



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the Company Put Option Notice but no earlier than 10 business days after the
Purchasers' receipt of the Company Put Option Notice; provided that in no case shall the Third Closing take place unless and until the conditions listed in
Section 4.3 have been satisfied or waived by the appropriate party. Five business days after receipt of the Company Put Option Notice, the Purchasers shall deliver to the Company a Third Closing Schedule, indicating (1) the number of shares of Preferred Stock that each Purchaser shall purchase and (2) the number of shares of Common Stock for which each Warrant, to be bought by Purchasers at the Third Closing, may be exercised. At the Third Closing under the Company Put Option Notice:

               (i) Each Purchaser shall deliver, as directed by the Company, its portion of the purchase price as set forth next to its name on the Third Closing Schedule, in United States dollars in immediately available funds to an account or accounts designated in writing by the Company;

               (ii) The Company shall deliver a Preferred Stock certificate(s) representing the number of shares of Preferred Stock purchased by each Purchaser as set forth next to such Purchaser's name on the Third Closing Schedule, registered in the name of such Purchaser, each in form satisfactory to the Purchaser and issued pursuant to the Certificate of Designation, except that
Section 4.2(b) thereof shall be omitted, with a Conversion Price equal to $11.86;

               (iii) The Company shall deliver a Warrant(s), in the form of Exhibit B hereto representing the Warrant(s) with an Exercise Price (as defined therein) equal to 110% of the Average Price on the Third Closing Date being purchased by each Purchaser as set forth next to such Purchaser's name on the Third Closing Schedule, registered in the name of such Purchaser; and

               (iv) The parties shall execute and deliver each of the documents referred to in Section 4.3.

          e. Purchasers' Damages. In addition to any other rights available to the Purchasers, if the Company fails to deliver to each Purchaser the shares of Preferred Stock and Warrants required to be delivered at the Second or Third Closing, the Company shall pay each such Purchaser, upon the Purchaser's demand, an amount calculated according to the formula below as liquidated damages by cash or wire transfer in immediately available funds to the account of such Purchaser, or as otherwise directed by such Purchaser:

[(MP-CP) x CSPS] + [(MP-EP) x CSW]

where MP is the Per Share Market Price (as defined in the Registration Rights Agreement) on the applicable Closing Date;

where CSPS is the number shares of Common Stock into which the shares of Preferred Stock that should have been delivered at the applicable Closing could have been converted;

where CSW is the number of shares of Common Stock for which the Warrants that should have been delivered at the applicable Closing could have been exercised;



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where CP is the Conversion Price (as defined in the Certificate of Designation)
of the shares of Preferred Stock; and

where EP is the Exercise Price (as defined in the Warrants) of the Warrants.


          f. Company Damages. In the event that any Purchaser shall fail to purchase the shares of Preferred Stock and Warrant that it is required to purchase at the Second or Third Closing, then, as partial relief for the damages to the Company by reason of any delay in or failure of such purchase (which remedy shall not be exclusive of any other remedies available at law or in equity), such Purchaser shall pay to the Company an amount in cash equal to the aggregate purchase price of the shares of Preferred Stock such Purchaser purchased at the First Closing multiplied by two hundredths (.020) times the sum of: (i) number of months (prorated for partial months) after the applicable Closing and prior to the date such Purchaser purchases the shares of Preferred Stock and Warrant required to be purchased at the applicable Closing

                                  ARTICLE II.

                         REPRESENTATIONS AND WARRANTIES

     2.1 Representations, Warranties and Agreements of the Company. The Company hereby makes the following representations and warranties to each of the
Purchasers:

          a. Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Except as set forth on Schedule 2.1(a), the Company has no subsidiaries (collectively, the "Subsidiaries"). Each of the Subsidiaries (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns the majority of such entity's capital stock or holds an equivalent equity or similar interest) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of any of this Agreement or the Transaction Documents (as defined in Section 2.1(b)) or any of the transactions contemplated hereby or thereby,
(y) have or result in a material adverse effect on the results of operations, assets, prospects, or financial condition of the Company and its Subsidiaries, taken as a whole or (z) impair the Company's ability to perform fully on a timely basis its obligations under any Transaction Document (any of (x), (y) or (z), being a "Material Adverse Effect"). The Company has furnished to each of the Purchasers true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's Bylaws, as in effect on the date hereof (the "Bylaws"), and the true, complete



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and accurate copies of documents evidencing all classes of securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

          b. Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Certificate of Designation, the Warrants and the Registration Rights Agreement (collectively, the "Transaction Documents"), and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of this Agreement and the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further action is required by the Company, its Board of Directors or its stockholders. Each of this Agreement and the Transaction Documents has been duly executed by the Company and when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application and except that rights to indemnification and contribution may be limited by Federal or state securities laws or public policy relating thereto. Neither the Company nor any Subsidiary is in any material violation of any of the provisions of its respective certificate of incorporation, bylaws or other charter documents such that any right of a holder of shares of Preferred Stock would be affected.

          c. Capitalization. As of the date hereof, the authorized capital stock of the Company is as set forth in Schedule 2.1(c). All of such outstanding shares of capital stock have been, or upon issuance will be, validly authorized and issued, fully paid and nonassessable and were issued in accordance with the registration or qualification provisions of the Securities Act, or pursuant to valid exemptions therefrom. Except as disclosed in Schedule 2.1(c), (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of any Transaction Document, (ii) there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, or giving any Person (as defined below) any right to subscribe for or acquire, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iii) there are no outstanding debt securities, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except the Registration Rights Agreement),
(v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the shares of Common



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Stock as described in this Agreement, (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement and (viii) except as specifically disclosed in the SEC Documents (as defined in Section 2.1(k)), no Person (as defined below) or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or has the right to acquire by agreement with or by obligation binding upon the Company beneficial ownership of in excess of 5% of the Common Stock. "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

          d. Authorization and Validity; Issuance of Shares. The shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants (collectively, the "Underlying Shares") are and will at all times hereafter continue to be duly authorized and reserved for issuance and the shares of Common Stock issued upon conversion of the Preferred Stock (the "Conversion Shares") and exercise of the Warrants (the "Warrant Shares") and the Shares of Preferred Stock and will be validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances and Company rights of first refusal, other than liens and encumbrances created by the Purchasers (collectively, "Liens") and will not be subject to any preemptive or similar rights. The issuance by the Company of the Preferred Stock, the Warrants and the Underlying Shares is exempt from registration under the Securities Act.

          e. No Conflicts. The execution, delivery and performance of this Agreement and each of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including the issuance of the Underlying Shares) do not and will not (i) conflict with or violate any provision of the Certificate of Incorporation, Bylaws or other organizational documents of the Company or any of the Subsidiaries, (ii) subject to obtaining the consents referred to in Section 2.1(f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument (evidencing a Company or Subsidiary debt or otherwise) to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any Subsidiary is subject (including Federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries, or by which any material property or asset of the Company or any Subsidiary is bound or affected.

          f. Consents and Approvals. Except as specifically set forth on
Schedule 2.1(f), neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, regulatory or self regulatory agency, or other Person in connection with the execution, delivery and performance by the Company of this Agreement or the Transaction Documents, other than (i) the filing of a registration statement with the Commission, which shall be filed in accordance with and in the time periods set forth in the



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Registration Rights Agreement, (ii) the application(s) or any letter(s)
acceptable to the Nasdaq SmallCap Market ("Nasdaq") and the Boston Stock Exchange ("BSE") for the listing of the Underlying Shares with Nasdaq and the BSE (and with any other national securities exchange or market on which the Common Stock is then listed), and (iii) any filings, notices or registrations under applicable state securities laws (together with the consents, waivers, authorizations, orders, notices and filings referred to on Schedule 2.1(f), the "Required Approvals").

          g. Litigation; Proceedings. Except as specifically set forth on
Schedule 2.1(g), there is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or the Transaction Documents or (ii) could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

          h. No Default or Violation. Neither the Company nor any Subsidiary (i) is in default under or in violation of any indenture, loan or other credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound and which is required to be included as an exhibit to any SEC Document (as defined in Section 2.1(k)) or will be required to be included as an exhibit to the Company's next filing under either the Securities Act or Exchange Act (ii) is in violation of any order of any court, arbitrator or governmental body applicable to it, (iii) is in violation of any statute, rule or regulation of any governmental authority to which it is subject, (iv) is in default under or in violation of its Certificate of Incorporation, Bylaws or other organizational documents, respectively, or (v) is in default under or in violation of any of the listing requirements of Nasdaq or the BSE as in effect on the date hereof and is not aware of any facts which would reasonably lead to delisting or suspension of the Common Stock by Nasdaq or, the BSE in the foreseeable future. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance, rule or regulation of any governmental entity, except where such violations have not resulted or would not reasonably result, individually or in the aggregate, in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in breach of any agreement where such breach, individually or in the aggregate, would have a Material Adverse Effect

          i. Disclosure; Absence of Certain Changes. None of this Agreement, the Schedules to this Agreement, the Transaction Documents, the SEC Documents or any other written or formally presented information, report, financial statement, exhibit, schedule or document furnished by or on behalf of the Company in connection with the negotiation of the transactions contemplated hereby contained, contains, or will contain at the time it was or is so furnished any untrue statement of a material fact or omitted, omits or will omit at such time to state any material fact necessary in order to make the statements made herein and therein, in light of the circumstances under which they were made, not misleading. Except as disclosed on Schedule 2.1(i) or in SEC Documents filed on EDGAR at least five business days prior to the date hereof, since December 31, 1998, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, liabilities or results of operations or, insofar as can reasonably be foreseen, prospects of the Company or the



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Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its Subsidiaries or their respective businesses, properties, operations or financial condition or, insofar as can reasonably be foreseen, prospects, that would be required to be disclosed by the Company under applicable securities laws on a registration statement (including by way of incorporation by reference) filed with the Commission, on the date this representation is made or deemed to be made, relating to an issuance and sale by the Company of its Common Stock and which has not been publicly disclosed.

          j. Private Offering. The Company and all Persons acting on its behalf have not made, directly or indirectly, and will not make, offers or sales of any securities or solicited any offers to buy any security under circumstances that would require registration of the Preferred Stock, the Warrants, the Conversion Shares, the Warrant Shares or the Underlying Shares or the issuance of such securities under the Securities Act. The offer, sale and issuance of the Preferred Stock, the Warrants, the Conversion Shares and the Warrant Shares to the Purchasers will not be integrated with any other offer, sale and issuance of the Company's securities (past, current, or future) under the Securities Act or any regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated or for purposes of any stockholder approval provision applicable to the Company or its securities. Subject to the accuracy and completeness of the representations and warranties of the respective Purchasers contained in Section 2.2, the offer, sale and issuance by the Company to the Purchasers of the Preferred Stock, the Warrants and the Underlying Shares is exempt from the registration requirements of the Securities Act.

          k. SEC Documents; Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(b) of the Exchange Act. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including pursuant to Section 13, 14 or 15(d) thereof (the foregoing materials and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein being collectively referred to herein as the "SEC Documents"), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. The Company has delivered to each of the Purchasers or its representatives true, complete and accurate copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject and which are required to be filed as exhibits to the SEC Documents have been filed as exhibits to the SEC Documents as required and neither the Company nor any Subsidiary is in breach of any such agreement. As of their respective dates, the financial statements of the

Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments. No other information provided by or on behalf of the Company to the Purchasers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2.1(i) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. Neither the Company nor any of its Subsidiaries or any of their officers, directors, employees or agents have provided the Purchasers with any material, nonpublic information, except as set forth in Schedule 2.1(k). The Company acknowledges that the Purchasers will be trading in the securities of the Company in reliance on the foregoing representation and warranty.

          l. Investment Company. The Company is not, and is not controlled by or under common control with an affiliate (an "Affiliate") of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          m. Broker's Fees. No fees or commissions or similar payments with respect to the transactions contemplated by this Agreement or the Transaction Documents have been paid or will be payable by the Company to any broker, financial advisor, finder, investment banker, or bank, other than as set forth in Schedule 2.1(m). The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 2.1(m) that may be due in connection with the transactions contemplated by this Agreement and the Transaction Documents.

          n. Form S-3 Eligibility. The Company is, and at the Closing Date will be, eligible to register securities (including the Underlying Shares) for resale with the Commission under Form S-3 (or any successor form) promulgated under the Securities Act.

          o. Listing and Maintenance Requirements Compliance. The principal markets on which the Common Stock is currently traded are Nasdaq and the BSE. Except as disclosed on Schedule 2.1(o), the Company has not in the three years preceding the date hereof received notice (written or oral) from Nasdaq or the BSE (or any stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted)) to the effect that the Company is not in compliance with the listing or maintenance requirements of such market or exchange. The Company is not aware of any facts that would reasonably lead to delisting or suspension of the Common Stock by Nasdaq or the BSE. After giving effect to the transactions contemplated by this Agreement and the Transaction Documents, the Company is and will be in compliance with all such maintenance requirements.

          p. Intellectual Property Rights. The Company and each of its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trademark applications, trade names and service marks, whether or not registered, and all patents, patent applications, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and intellectual property rights (collectively, "Intellectual Property Rights") which are necessary for use in connection with their respective businesses as now conducted and as described in the SEC Documents. Except as set forth on Schedule 2.1(p), none of the Company's Intellectual Property Rights have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement. Neither the Company nor any of its Subsidiaries has infringed or is infringing on any of the Intellectual Property Rights of any Person and, except as set forth on Schedule 2.1(p), there is no claim, action or proceeding which has been made or brought against, or to the Company's knowledge, is being made, brought or threatened against, the Company or its Subsidiaries regarding the infringement of any of the Intellectual Property Rights, and the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing, except where any of the foregoing would not have a Material Adverse Effect. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

          q. Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that relations with their employees are good. Except as set forth on Schedule 2.1(q), since December 31, 1998 no executive officer (as defined in Rule 501(f) under the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company.

          r. Registration Rights; Rights of Participation. Except as described on Schedule 2.1(r) hereto, (i) the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied and (ii) no Person, including, but not limited to, current or former stockholders of the Company, underwriters, brokers or agents, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement or any Transaction Document.

          s. Title. Except as disclosed on Schedule 2.1(s), the Company and each of its Subsidiaries have good and marketable title in fee simple to all real property and personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and, to the Company's best knowledge, enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries.

          t. Permits. The Company and each of its Subsidiaries possess all certificates, authorizations, licenses, easements, consents, approvals, orders and permits necessary to own, lease and operate their respective properties and to conduct their respective businesses as currently conducted except where the failure to possess such permits would not, individually or in the aggregate, have a Material Adverse Effect ("Material Permits"), and there is no proceeding pending, or, to the knowledge of the Company, threatened relating to the revocation, modification, suspension or cancellation of any Material Permit. Neither the Company nor any of the Subsidiaries is in conflict with or default or violation of any Material Permit.

          u. Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverages as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business, at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its Subsidiaries, taken as a whole.

          v. Internal Accounting Controls. The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          w. Tax Status; Firpta. Except as set forth on Schedule 2.1(w), the Company and each of its Subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith (which are set forth on Schedule 2.1(w)), and has set aside on it books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company is not a "United States real property holding corporation" within the meaning of
Section 847(c)(2) of the Internal Revenue Code of 1986, as amended.

          x. Transactions With Affiliates. Except as set forth on Schedule 2.1(c) or Schedule 2.1(x), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

          y. Application to Takeover Protection. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or the laws of the state of incorporation which is or could become applicable to the Purchasers or the Transaction Documents as a result of the transactions contemplated by this Agreement or the Transaction Documents. None of the transactions contemplated by this Agreement or the Transaction Documents, including the conversion of the shares of Preferred Stock and the exercise of the Warrants, will trigger any poison pill provisions of any of the Company's stockholders' rights or similar agreements.

          z. Environmental Laws. Except as set forth on Schedule 2.1(z), the Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permits, licenses or other approvals except where the failure of any of the foregoing would not result in a Material Adverse Effect.

          aa. Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee form corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

          bb. Solicitation Materials. The Company has not (i) distributed any offering materials in connection with the offering and sale of the Preferred Stock or the Warrants, other than the SEC Documents, the Schedules to this Agreement, any amendments and supplements thereto and the materials listed on
Schedule 2.1(bb), or (ii) solicited any offer to buy or sell the Preferred Stock or the Warrants by means of any form of general solicitation or advertising. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities
Act) in connection with the offer or sale of the Preferred Stock or Warrants.

          cc. Acknowledgement of Dilution. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Conversion Shares and Warrant Shares upon conversion of the Preferred Stock or exercise of the Warrants. The Company further acknowledges that its obligation to issue Conversion Shares and Warrant Shares upon conversion of the Preferred Stock or exercise of the Warrants in accordance with this Agreement, the Certificate of Designation and the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

          dd. Acknowledgement Regarding Purchasers' Purchase of Preferred Stock. The Company acknowledges and agrees that the Purchasers are acting solely in the capacity of arm's length purchasers with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Purchasers' purchase of the securities. The Company further represents to each Purchaser that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

          ee. Solvency. The Company (both before and after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature. The Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end and does not anticipate or know of any basis upon which its auditors might issue a qualified opinion in respect of its current fiscal year.

          ff. Seniority; Exclusivity. No class of equity securities of the Company will be senior to the Preferred Stock in right of payment, whether upon liquidation, dissolution or otherwise. So long as any Preferred Stock issued hereunder remains outstanding, the Company shall not exchange, redeem or covert any of the Company's capital stock for indebtedness, including convertible debt, of the Company. The Company shall not issue and sell any shares of Preferred Stock, other than to the Purchasers pursuant to this Agreement, without the prior written consent of each of the Purchasers.

          gg. Other Agreements. The Company has not, directly or indirectly, made any agreements with any Purchasers relating to the terms and conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

     2.2 Representations and Warranties of the Purchasers. Each of the Purchasers, severally and not jointly, hereby represents and warrants to the Company as follows:

          a. Organization; Authority. Such Purchaser is a corporation or a limited duration company or a limited liability company or limited partnership duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with the requisite power and authority, corporate or otherwise, to enter into and to consummate the transactions contemplated hereby and by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Purchaser of the shares of Preferred Stock and the Warrants hereunder has been duly authorized by all necessary action on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

          b. Investment Intent. Such Purchaser is acquiring the shares of Preferred Stock and the Warrants for its own account and not with a present view to or for distributing or reselling the shares of Preferred Stock, the Warrants, the Conversion Shares or the Warrant Shares or any part thereof or interest therein in violation of the Securities Act; provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the shares of Preferred Stock, the Warrants, the Conversion Shares or the Warrant Shares for any minimum or other specific term and reserves the right to dispose of the shares of Preferred Stock at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

          c. Purchaser Status. At the time such Purchaser was offered the Preferred Stock and the Warrants, and at the Closing Date, (i) it was and will be an "accredited investor" as defined in Rule 501 under the Securities Act and
(ii) such Purchaser, either alone or together with its representatives, had and will have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Preferred Stock and the Warrants.

          d. Reliance. Such Purchaser understands and acknowledges that (i) the Preferred Stock and the Warrants are being offered and sold to such Purchaser without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act or Regulation D promulgated thereunder and (ii) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the representations set forth in this
Section 2.2 and such Purchaser hereby consents to such reliance.

          e. Information. Such Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Preferred Stock and Warrants which have been requested by such Purchaser or its advisors. Such Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigation conducted by Purchaser or any of its advisors or representatives shall modify, amend or affect Purchaser's right to rely on the Company's representations and warranties contained in Section 2.1 above or representations and warranties of the Company contained in any other transaction document. Such Purchaser understands that its investment in the Preferred Stock and Warrants involves a significant degree of risk.

          f. Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Preferred Stock or Warrants.

          g. Residency. Such Purchaser is a resident of the jurisdiction set forth immediately below such Purchaser's name on Schedule II hereto.

     The Company acknowledges and agrees that the Purchasers make no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2.

                                  ARTICLE III.

                                OTHER AGREEMENTS

     3.1 Transfer Restrictions.

          a. If any Purchaser should decide to dispose of shares of the Preferred Stock, the Warrants, the Conversion Shares or the Warrant Shares held by it, such Purchaser understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from the registration requirements of the Securities Act or Rule 144 promulgated under the Securities Act ("Rule 144"). The Company shall announce any material non-public information that it legally is required to announce on or prior to the Effectiveness Date (as defined in the Registration Rights Agreement) of the registration statement filed pursuant to the Registration Rights Agreement and shall not enter into any subsequent non-disclosure agreements that would prevent it from announcing an such information that otherwise legally could have been announced on or prior to the Effectiveness Date, unless confidential treatment for such information is granted by the Commission. In connection with any transfer of any shares of the Preferred Stock, Warrants, Conversion Shares or Warrant Shares other than pursuant to an effective registration statement, Rule 144 or to the Company, the Company may require the transferor thereof to provide to the Company a written opinion of counsel experienced in the area of United States securities laws selected by the transferor, the form and substance of which opinion shall be customary for opinions of counsel in comparable transactions, to the effect that such transfer does not require registration of such transferred securities under the Securities Act; provided, however, that if the Preferred Stock, Warrants, Conversion Shares or Warrant Shares may be sold pursuant to Rule 144(k), no written opinion of counsel shall be required from the Purchaser if such Purchaser provides reasonable assurances that such security can be sold pursuant to Rule 144(k). Notwithstanding the foregoing, the Company hereby consents to and agrees to register any transfer by any Purchaser to an Affiliate of such Purchaser, provided that the transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Transaction Documents. If a Purchaser provides the Company with an opinion of counsel, the form and substance of which opinion shall be customary for opinions of counsel in comparable transactions, to the effect that a public sale, assignment or transfer of the Preferred Stock, the Conversion Shares, the Warrants and the Warrant Shares may be made without registration under the Securities Act or the Purchaser provides the Company with reasonable assurances that the Preferred Stock, the Warrants, the Conversion Shares and the Warrant Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Purchaser and without any restrictive legend. Notwithstanding the foregoing or anything else contained herein to the contrary, the Preferred Stock, the Warrants, the Conversion Shares and the Warrant Shares may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

          b. Each Purchaser agrees to the imprinting, so long as is required by this Section 3.1(b), of the following legend on the Preferred Stock certificates, the Warrants, the Conversion Shares and the Warrant Shares:

               THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

          Neither the Preferred Stock certificates, the Warrants, the Conversion Shares, nor the Warrant Shares shall contain the legend set forth above (or any other legend) (i) at any time while a registration statement is effective under the Securities Act covering such security, (ii) if in the written opinion of counsel to the Company experienced in the area of United States securities laws such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) or (iii) if such shares of Preferred Stock, Warrants, Conversion Shares or Warrant Shares may be sold pursuant to Rule 144(k). The Company agrees that it will provide each Purchaser, upon request, with a certificate or certificates representing shares of Preferred Stock, Warrants, Conversion Shares or Warrant Shares, free from such legend at such time as such legend is no longer required hereunder. If such certificate or certificates had previously been issued with such a legend or any other legend, the Company shall, upon request, receive such certificate or certificates free of any legend.

     3.2 Stop Transfer Instruction. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions on transfer set forth in Section 3.1.

     3.3 Furnishing of Information. As long as any Purchaser owns shares of the Preferred Stock, the Warrants, the Conversion Shares or the Warrant Shares, the Company will cause the Common Stock to continue at all times to be registered under Section 12(g) of the Exchange Act, will timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13, 14 or 15(d) of the Exchange Act and promptly furnish, but in no event later than two (2) business days after the filing thereof with the Commission, the Purchasers with true and complete copies of all such filings, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations. As long as any Purchaser owns shares of the Preferred Stock, the Warrants, the Conversion Shares or the Warrant Shares, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any holder of the shares of Preferred Stock, the Warrants, the Conversion Shares or the Warrant Shares may reasonably request, all to the extent required from time to time to enable such Person to sell the shares of Preferred Stock, the Warrants, the Conversion Shares, or the Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including the legal opinion referenced above in Section 3.1(b). Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with such requirements.

     3.4 Blue Sky Laws. In accordance with the Registration Rights Agreement, the Company shall (i) qualify the Conversion Shares and the Warrant Shares under the securities or "blue sky" laws of such jurisdictions as the Purchasers may request (or to obtain an exemption from such qualification), (ii) shall provide evidence of any such action so taken to each Purchaser on or before the Effectiveness Date (as defined in the Registration Rights Agreement) and (iii) shall continue such qualification at all times through the resale of all Conversion Shares or Warrant Shares, but in any event not past the fourth anniversary of the Closing Date.

     3.5 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Preferred Stock, the Warrants, the Conversion Shares or the Warrant Shares in a manner that would require the registration under the Securities Act of the sale of the Preferred Stock, the Warrants, the Conversion Shares or the Warrant Shares to any Purchaser or cause the offering of such securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

     3.6 Listing and Reservation of Conversion Shares and Warrant Shares.

          a. The Company shall (i) not later than ten (10) business days after the Closing Date prepare and file with Nasdaq and the BSE (as well as any other national securities exchange or market on which the Common Stock is then listed) additional shares listing applications or letters acceptable to Nasdaq and the BSE covering and listing a number of shares of Common Stock which is at least equal to 120% the maximum number of Underlying Shares then issuable, assuming that the payment of all future dividends on such shares then outstanding were made in shares of Common Stock, (ii) take all steps necessary to cause the Underlying Shares to be approved for listing on Nasdaq and the BSE (as well as on any other national securities exchange or market on which the Common Stock is then listed) as soon as possible thereafter, (iii) maintain, so long as any other shares of Common Stock shall be so listed, such listing of all such Underlying Shares, and (iv) provide to the Purchasers evidence of such listing. Neither the Company nor any of its Subsidiaries shall take any action that may result in the delisting or suspension of the Common Stock on Nasdaq or the BSE. The Company shall promptly provide to each Purchaser copies of any notices it receives from Nasdaq or BSE regarding the continued eligibility of the Common Stock for listing on such automated quotation system, so long as such notice does not include material, nonpublic information. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 3.6(a).

          b. The Company at all times shall reserve a sufficient number of shares of its authorized but unissued Common Stock to provide for 1.2 times the full conversion of the outstanding shares of Preferred Stock (including the payment of all dividends thereon) and exercise of the outstanding Warrants. Shares of Common Stock reserved for issuance upon conversion of the shares of Preferred Stock and the exercise of the Warrants shall be allocated pro rata to each of the Purchasers in accordance with the number of shares of Preferred Stock and Warrants issued and delivered to such Purchaser at the Closing. If at any time the number of shares of Common Stock authorized and reserved for issuance is insufficient to cover 100% of the number of Conversion Shares and Warrant Shares issued and issuable upon conversion of the shares of Preferred Stock and exercise of the Warrants (based on the Conversion Price (as defined in the Certificate of Designation) of the shares of Preferred Stock in effect from time to time and the Exercise Price (as defined in the Warrants) of the Warrants in effect from time to time) without regard to any limitation on conversions or exercises, the Company will promptly take all corporate action necessary to authorize and reserve 120% of such shares pursuant to Section 3(b) of the Registration Rights Agreement, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations under this Section 3.6(b), in the case of an insufficient number of authorized shares, and using best efforts to obtain stockholder approval of an increase in such authorized number of shares. In addition, if, at any time within the 45-day period preceding a reset or adjustment (a "reset") of the Conversion Price pursuant to the terms of the Certificate of Designation, the closing bid price per share of the Common Stock on Nasdaq or the BSE (or any Subsequent Market (as defined in Certificate of Designation) on which the Common Stock is then listed, or if there is no such price on such date, then the Average Price (as defined in the Certificate of Designation) is less than $11.86, the Company shall be required to file within five (5) business days after such five (5) Trading Day period a registration statement covering the greater of (a) the product of (i) 1.2 and (ii) the aggregate number of Underlying Shares that would be issuable based on a Conversion Price equal to the average closing bid price during such five (5) Trading Day period, less the number of Underlying Shares for which a registration statement is then effective or (b) the aggregate number of Underlying Shares, calculated as if the Conversion Price (as defined in the

Certificate of Designation) was reset on such fifth day pursuant to the Certificate of Designation; provided, however, that if on the actual reset date (pursuant to the Certificate of Designation) the registration statements are insufficient to register all Underlying Shares (after giving effect to such reset), the Company shall immediately, but in no more than five (5) business days thereafter, file a registration statement sufficient to register such additional shares of Common Stock. All calculations of the above amount shall be made without regard to any limitation on conversions of shares of Preferred Stock or exercises of Warrants.

     3.7 Notice of Breaches.

          a. The Company and each Purchaser shall give prompt written notice to the other of any breach by it of any representation, warranty or other agreement contained in this Agreement or in the Transaction Documents, as well as any events or occurrences arising after the date hereof and prior to the Closing Date, which would reasonably be likely to cause any representation or warranty or other agreement of such party, as the case may be, contained herein to be incorrect or breached as of the Closing Date provided such notice will not constitute material non-public information. However, no disclosure by either party pursuant to this Section 3.7 shall be deemed to cure any breach of any representation, warranty or other agreement contained herein or in the Transaction Documents.

          b. Notwithstanding the generality of Section 3.7(a), the Company shall promptly notify, provided such notification will not constitute material non-public information, each Purchaser of any notice or claim (written or oral) that it receives from any lender of the Company or any Subsidiary to the effect that the consummation of the transactions contemplated hereby and by the Registration Rights Agreement violates or would violate any written agreement or understanding between such lender and the Company or any Subsidiary, and the Company shall promptly furnish by facsimile to the Purchasers a copy of any written statement in support of or relating to such claim or notice.

          c. The default by any Purchaser of any of its obligations, representations or warranties under this Agreement or the Transaction Documents shall not be imputed to, and shall have no effect upon, any other Purchaser or affect the Company's obligations under this Agreement or any Transaction Document to any non-defaulting Purchaser.

     3.8 Form D. The Company agrees to file a Form D with respect to the Preferred Stock and Warrants as required by Rule 506 under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing.

     3.9 Future Financings.

          a. Except for (i) issuance of the Underlying Shares; (ii) shares of Common Stock deemed to have been issued by the Company in connection with any plan which has been approved by the Board of Directors of the Company prior to the date hereof, pursuant to which the Company's securities may be issued to any employee, officer, director or consultant of the Company; (iii) shares of Common Stock issuable upon the exercise of any options or warrants outstanding on the date hereof and listed in Schedule 2.1(c) hereto; (iv) the securities to be issued in the transactions set forth on such Schedule 2.1(c); (v) an Underwritten Offering (as defined in the Registration Rights Agreement) occurring before December 31, 2000; or (vi) shares of Common Stock issued or deemed to have been issued as consideration for an acquisition by the Company of a division, assets or business (or stock constituting any portion thereof) from another Person, if the Company agrees to issue shares of Common Stock or other securities convertible into or exchangeable or exercisable for Common Stock (the "New Security") while any shares of Preferred Stock are outstanding at (a) an effective price per share which is less or may be less (including, without limitation, any security which is convertible into or exchangeable or exercisable for Common Stock at a price which may change with the market price of the Common Stock) than the Conversion Price (as defined in the Certificate of Designation) of the shares of Preferred Stock as of the date thereof or (b) an effective price per share greater than the Conversion Price but less than the Average Price (as defined in the Certificate of Designation) on the date of such issuance or sale (either of (a) or (b) a "Future Financing"), the Company shall provide to the Purchasers by 5:00 p.m. (New York time) on or before the third (3rd) Trading Day (as defined below) after the decision to issue the New Security has been made, written notice of the Future Financing containing in reasonable detail (i) the proposed terms of the Future Financing, (ii) the amount of the proceeds that will be raised and (iii) the Person with whom such Future Financing shall be effected, and attached to which shall be a term sheet or similar document relating thereto (the "Future Financing Notice"). Upon receiving the Future Financing Notice, each Purchaser shall have the pro rata right (based on the purchase price of the shares of Preferred Stock held by such Purchaser relative to the aggregate purchase price of shares of Preferred Stock) to purchase, on the same terms as the Future Financing, an amount of New Securities having a purchase price which shall not exceed the sum of (i) aggregate purchase price paid by such Purchaser for the shares of Preferred Stock and the Warrants purchased by such Purchaser. In the event a Purchaser desires to exercise the right granted under this
Section 3.9, such Purchaser must notify the Company on or prior to the fifth
(5th) Trading Day after such Purchaser has received the Future Financing Notice. In the event the terms and conditions of a proposed Future Financing are amended in any respect after delivery of the Future Financing Notice but prior to the closing of the proposed Future Financing to which such Future Financing Notice relates, the Company shall deliver a new notice to each Purchaser describing the amended terms and conditions of the proposed Future Financing and each Purchaser thereafter shall have an option during the five (5) Trading Days period following delivery of such new notice to purchase its pro rata share (based on the Purchaser's percentage of the aggregate purchase price of the outstanding shares of Preferred Stock such Purchaser owns) of the New Securities being offered on the same terms as contemplated by such proposed Future Financing, as amended. The foregoing sentence shall apply to successive amendments to the terms and conditions of any proposed Future Financing. In the event one or more Purchasers elects not to exercise its rights granted hereby, the Company shall permit those Purchasers electing to exercise the right granted under this
Section 3.9 to purchase, on a pro rata basis equal to its percentage ownership of the then outstanding number of shares of Preferred Stock, the sum of the number of shares of Common Stock that the other Purchaser(s) were eligible to purchase, if they had exercised their right hereunder. Those Purchasers desiring to purchase additional shares of Common Stock must notify the Company of their intention to do so within five (5) Trading Days after the Company has informed the Purchasers of their right to purchase additional shares of Common Stock. Within five (5) Trading Days of the termination of the final notice period, the transactions contemplated by this Section 3.9 shall close, subject to the completion of mutually satisfactory documentation, and the Company shall tender to each

Purchaser certificates representing the New Securities that it agreed to purchase and the Purchasers shall make payment for the entire purchase price in immediately available funds at the closing of such sale; provided, however, that each Purchaser, in lieu of providing cash as consideration for the purchase price, may tender shares of Preferred Stock valued at the greater of the Conversion Price then in effect or the Average Price on the date of tender multiplied by the number of shares of Common Stock issuable upon conversion of such Preferred Stock as payment of the purchase price for the shares of Common Stock that it desires to purchase pursuant to this Section 3.9. Each Person who purchases any New Security in such a Future Financing other than a Purchaser, shall enter into a lock-up agreement with the Company, in form satisfactory to the Purchasers, that such Person shall not sell or transfer any New Securities purchased for a period of at least 180 calendar days after the closing date of the Future Financing. The Company may not register any New Securities sold in the Future Financing under the Securities Act except for those New Securities sold and issued to any Purchaser. "Trading Day" shall mean a day on which the Nasdaq or the BSE (or in the event the Common Stock is not traded on Nasdaq or the BSE, such other securities market on which the Common Stock is listed) is open for trading.

          b. If the Company shall enter into a transaction to issue any New Securities prior to (6) months from Closing Date (a "Subsequent Transaction"), each Purchaser shall have the right to have such Purchaser's Transaction Documents amended to reflect the terms of such Subsequent Transaction and the Company shall, if requested, issue new shares of Preferred Stock and Warrants to such Purchaser reflecting the terms of the Subsequent Transaction.

     3.10 Use of Proceeds. The Company shall use the proceeds from the sale of the Preferred Stock and the exercise of the Warrants to acquire assets, reduce debt and for working capital.

     3.11 Transactions with Affiliates. So long as any Preferred Stock or Warrants are outstanding, the Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors or persons who were officers or directors at any time during the previous two years, stockholders who beneficially own 5% or more of the Common Stock, or Affiliates or any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each a "Related Party"), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any agreement, transaction, commitment or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a Person other than such Related Party, or (c) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the Company. For purposes hereof, any director who is also an officer of the Company or any Subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment or arrangement. "Affiliate" for purposes of this section only means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a 5% or more equity interest in that person or entity, (ii) has 5% or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity.

"Control" or "Controls" for purposes of this section means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

     3.12 Transfer Agent Instructions. At each Closing the Company shall issue irrevocable instructions to its transfer agent (and shall issue to any subsequent transfer agent as required), to issue certificates, registered in the name of each such Purchaser or its respective nominee(s), for the Conversion Shares and/or the Warrant Shares in such amounts as specified from time to time by each Purchaser to the Company in a form acceptable to such Purchasers (the "Irrevocable Transfer Agent Instructions"). So long as required pursuant to
Section 3.1(b), all such certificates shall bear the restrictive legend specified in Section 3.1(b) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 3.12, and stop transfer instructions to give effect to Section
3.1 (in the case of the Conversion Shares and the Warrant Shares, prior to registration of the Conversion Shares under the Securities Act) will be given by the Company to its transfer agent and that the Preferred Stock, the Warrants, the Conversion Shares and the Warrant Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Transaction Documents. If a Purchaser provides the Company with an opinion of counsel, the form and substance of which opinion shall be customary for opinions of counsel in comparable transactions, to the effect that a public sale, assignment or transfer of the Preferred Stock, the Conversion Shares, the Warrants and the Warrant Shares may be made without registration under the Securities Act or the Purchaser provides the Company with reasonable assurances that the Warrants, the Conversion Shares and the Warrant Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Purchaser and without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchasers by violating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 3.12 will be inadequate and agrees, in the event of a beach or threatened breach by the Company of the provisions of this Section 3.12, that the Purchasers, shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

     3.13 Press Release; Filing of Form 8-K. Subject to the provisions of
Section 6.10, prior to the opening of Nasdaq and the BSE on May 19, 1999, the Company shall file a press release in form and substance acceptable to the Purchasers. On or before the 3rd business day following the Closing Date, the Company shall file a Form 8-K with the Commission describing the terms of the transaction contemplated by this Agreement and the Transaction Documents in the form required by the Exchange Act.

     3.14 Financial Information. The Company agrees to send the following to each Purchaser prior to and during the Effectiveness Period (as defined in the Registration Rights Agreement): (i) within three (3) business days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on

Form 8-K and any registration statements or amendments (other than on Form S-8) filed pursuant to the Securities Act, (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

     3.15 Ordinary Course Brokerage and Trading. Subject to compliance with all applicable securities laws, Nasdaq regulations and BSE regulations, no Purchaser shall be prohibited from engaging in its ordinary course brokerage and trading activities in respect of the Company's Common Stock; provided that the personnel engaged in such activities have not been involved with the transactions contemplated hereby and have not been provided with confidential information with respect to the Company; provided further that Purchasers shall not engage in any ordinary course brokerage or trading activities in respect of the Company's Common Stock during the six-month period commencing on the Closing Date, unless the Average Price (as defined in the Certificate of Designation) on any given date as calculated on the basis of 22 consecutive Trading Days rises above 200% of the Conversion Price (as defined in the Certificate of Designation).

     3.16 Best Efforts. Each of the parties hereto shall use its best efforts to satisfy each of the conditions to be satisfied by it as provided in Article IV of this Agreement.

     3.17 Corporate Existence. Until such time as all of the Purchasers provide the Company with written notice that they do not beneficially own any shares of Preferred Stock or Warrants, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose common stock is listed for trading on the Nasdaq, the New York Stock Exchange or the American Stock Exchange.

     3.18 No Violation of Applicable Law. Notwithstanding any provision of this Agreement to the contrary, if the redemption of shares of Preferred Stock or Underlying Shares otherwise required under this Agreement or the Registration Rights Agreement would be prohibited by the relevant provisions of the Texas Business Corporation Act, such redemption shall be effected as soon as it is permitted under such law; provided, however, that from the fifth (5th) day after such Redemption Notice (as defined in the Certificate of Designation) until such Redemption Price (as defined in the Certificate of Designation) is paid in full, interest on any such unpaid amount shall accrue and be payable at the rate of 15% per annum in accordance with the Certificate of Designation.

     3.19 Subsequent Registrations. Other than Underlying Shares and other Registrable Securities (as defined in the Registration Rights Agreement) to be registered in accordance with the Registration Rights Agreement, the securities to be issued in the transactions set forth on Schedule 2.1(c), and any securities in an Underwritten Offering (as defined in the Registration Rights Agreement) before December 31, 2000, the Company shall not, for a period of not less than 90 Trading Days after the date that the Registration Statement is declared effective by the

Commission, without the prior written consent of two-thirds of the Purchasers,
(i) issue or sell any of its or any of its Affiliates' equity or equity-equivalent securities unless such issuance or sale is equal to or at a premium to the Per Share Market Price (as defined in the Registration Rights Agreement) on the date such issuance or sale, (ii) register for resale any securities of the Company or (iii) have a registration statement declared effective covering an issuance by the Company of any of its securities. Any days that any Purchaser is unable to sell Underlying Shares under an Registration Statement shall be added to such 90 Trading Day period for the purposes of (i),
(ii) and (iii) above.

                                  ARTICLE IV.

                                   CONDITIONS

     4.1 First Closing.

          a. Conditions Precedent to the Obligation of the Company to Sell the Shares of Preferred Stock and Warrants. The obligation of the Company to sell the shares of Preferred Stock and Warrants is subject to the satisfaction or waiver (with prior written notice to each Purchaser) by the Company, at or before the First Closing Date of each of the following conditions:

               (i) Accuracy of the Purchasers' Representations and Warranties. The representations and warranties of each Purchaser in this Agreement shall be true and correct in all material respects as of the date when made and as of the First Closing;

               (ii) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or before the First Closing; and

               (iii) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Transaction Documents.

          b. Conditions Precedent to the Obligation of the Purchasers to Purchase the Shares of Preferred Stock and Warrants at the First Closing. The obligation of each Purchaser hereunder to acquire and pay for the shares of Preferred Stock and Warrants at the First Closing is subject to the satisfaction or waiver by such Purchaser, at or before the First Closing Date, of each of the following conditions:

               (i) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company set forth in this Agreement and in the Registration Rights Agreement shall be true and correct in all respects as of the date when made and as of the First Closing Date;

               (ii) Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or before the First Closing Date;

               (iii) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement and the Transaction Documents;

               (iv) No Suspensions of Trading in Common Stock. The trading in the Common Stock shall not have been suspended by the Commission, on Nasdaq or on the BSE (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company);

               (v) Listing of Common Stock. The Common Stock shall have been at all times since the date of this Agreement and on the Closing Date listed for trading on the Nasdaq and the BSE;

               (vi) Required Approvals. All Required Approvals, other than those relating solely to Closing Dates other than the First Closing Date, shall have been obtained and copies thereof delivered to the Purchasers other than those relating solely to Closing Dates other than the First Closing Date;

               (vii) Shares of Common Stock. The Company shall have duly reserved the number of Underlying Shares required by this Agreement and the Transaction Documents to be reserved upon the exercise of the Warrants or the conversion of the shares of Preferred Stock acquired by the Purchaser on the First Closing Date;

               (viii) Adverse Changes. Since the date of the financial statements included in the Company's Quarterly Report on Form 10-Q or Annual Report on Form 10-K, whichever is more recent, last filed prior to the date of this Agreement, no event which had a Material Adverse Effect shall have occurred which is not disclosed on any Schedule hereto (for purposes hereof, changes in the market price of the Common Stock may be considered in determining whether there has occurred an event which has had a Material Adverse Effect);

               (ix) Litigation. No litigation shall have been instituted or threatened against the Company which could reasonably be expected to, individually or in the aggregate, have had a Material Adverse Effect;

               (x) Change of Control. No Change of Control shall have occurred between the date hereof and the First Closing Date. "Change of Control" means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act), other than the Purchasers or any of their Affiliates, of in excess of 40% of the voting securities of the Company, (ii) a replacement of more than one-half of the members of the Company's Board of Directors that is not approved by those individuals who are members of the Board of Directors on the date hereof in one or a series of related transactions,
(iii) the merger of the Company with or into another entity, unless following such transaction the Holders of the Issuer's securities continue to hold at least 67% of such securities following such transaction, (iv) the consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions or (v) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii), (iii) or (iv); and

               (xi) Transfer Agent Instructions. The Irrevocable Transfer Agent Instructions, in a form acceptable to the Purchasers, shall have been delivered to and acknowledged in writing by the Company's transfer agent with a copy forwarded to each Purchaser.

          c. Documents and Certificates. At the First Closing, the Company shall have delivered to the Purchasers, the following in form and substance reasonably satisfactory to the Purchasers:

               (i) Opinion. An opinion of the Company's legal counsel in the form attached hereto as Exhibit D dated as of the First Closing Date;

               (ii) Preferred Stock Certificate. A Preferred Stock certificate(s) representing the number of shares of Preferred Stock purchased by each Purchaser as set forth next to such Purchaser's name on Schedule I, registered in the name of such Purchaser, each in form satisfactory to the Purchaser and issued pursuant to the Certificate of Designation with a Conversion Price equal to $11.86;

               (iii) Warrant. A Warrant(s), in the form of Exhibit B hereto and with the Exercise Price equal to $11.86 representing the Warrant(s) being purchased by each Purchaser as set forth next to such Purchaser's name on the
Schedule I, registered in the name of such Purchaser;

               (iv) Registration Rights. The Company shall have executed and delivered the Registration Rights Agreement;

               (v) Officer's Certificate. An Officer's Certificate dated the First Closing Date and signed by an executive officer of the Company confirming the accuracy of the Company's representations, warranties and covenants as of such First Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.1(b) as of the First Closing Date;

               (vi) Secretary's Certificate. A Secretary's Certificate dated the First Closing Date and signed by the Secretary or Assistant Secretary of the Company certifying (A) that attached thereto is a true and complete copy of the Certificate of Incorporation of the Company, as in effect on the First Closing Date, (B) that attached thereto is a true and complete copy of the by-laws of the Company, as in effect on the First Closing Date and (C) that attached thereto is a true and complete copy of the Resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and of the Transaction Documents, and that such Resolutions have not been modified, rescinded or revoked;

               (vii) Certificates of Incorporation. The Company shall have delivered to each of the Purchasers a copy of a certificate evidencing the incorporation and good standing of the Company and each Subsidiary, in such corporation's state of incorporation issued by the Secretary of State of such state of incorporation as of a date within ten days of the First Closing Date. The Company shall have delivered to each of the Purchasers a copy of its Certificate of Incorporation as certified by the Secretary of State of the State of Texas within ten days of the First Closing Date;

               (viii) Transfer Agent Letter. The Company shall have delivered to each Purchaser a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the First Closing Date; and

               (ix) Other Documents. The Company shall have delivered to each Purchaser such other documents relating to the transactions contemplated by the Transaction Documents as the Purchasers or its counsel may reasonably request.

     4.2 Second Closing.

          a. Conditions Precedent to the Obligation of the Company to Sell the shares of Preferred Stock and Warrants. The obligation of the Company to sell the shares of Preferred Stock and Warrants at the Second Closing is subject to the satisfaction or waiver (with prior written notice to each Purchaser) by the Company, at or before the Second Closing Date of each of the following conditions:

               (i) Accuracy of the Purchasers' Representations and Warranties. The representations and warranties of each Purchaser in this Agreement shall be true and correct in all material respects as of the date when made and as of the Second Closing;

               (ii) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or before the Second Closing; and

               (iii) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Transaction Documents.

          b. Conditions Precedent to the Obligation of the Purchasers to Purchase. The obligation of each Purchaser hereunder to acquire and pay for the shares of Preferred Stock and Warrants at the Second Closing is subject to the satisfaction or waiver (with prior written notice to the Company and each other Purchaser) by such Purchaser, at or before the Second Closing Date, of each of the following conditions:

               (i) First Closing. The First Closing shall have occurred;

               (ii) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company set forth in this Agreement and the Registration Rights Agreement shall be true and correct in all respects as of the date when made and as of the

Second Closing Date as though made at that time (except for representations and warranties made as of a specific date);

               (iii) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Transaction Documents to be performed, satisfied or complied with by the Company at or before to the Second Closing;

               (iv) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement and the Transaction Documents;

               (v) Registration Statements for Underlying ShareS from First Closing. The Registration Statement with respect to the Underlying Shares of the Warrants sold at the First Closing the Preferred Stock and shall have been declared effective under the Securities Act by the SEC; and on the Second Closing Date such Registration Statement shall be effective, not subject to any stop order and not be subject to any suspension pursuant to Section 3(o) of the Registration Rights Agreement, and shall have been effective and shall not have been subject to any stop order for the thirty (30) business days prior to the Second Closing Date and no stop order shall be pending or threatened as at the Second Closing Date.

               (vi) Adverse Changes. Since the date of the financial statements included in the Company's Quarterly Report on Form 10-Q or Annual Report on Form 10-K, whichever is more recent, last filed prior to the date of this Agreement, no event which had a Material Adverse Effect shall have occurred which is not disclosed on any Schedule hereto or otherwise in writing to each of the Purchasers;

               (vii) Litigation. No litigation shall have been instituted or threatened against the Company which could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

               (viii) Management. There shall have been no substantial changes in the position or responsibilities of the Chief Executive Officer and the Chief Financial Officer of the Company;

               (ix) No Suspensions of Trading in Common Stock. The trading in the Common Stock shall not have been suspended by the Commission, on Nasdaq or on the BSE (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company);

               (x) Listing of Common Stock. The Underlying Shares shall on the Second Closing Date be, listed for trading on Nasdaq, on the BSE, or other exchange acceptable to Purchasers;

               (xi) Required Approvals. All Required Approvals shall have been obtained and copies thereof delivered to the Purchasers.

               (xii) Shares of Common Stock. The Company shall have duly reserved the number of Underlying Shares required by this Agreement to be reserved for issuance upon exercise of the Warrants purchased on the First Closing Date and on the Second Closing Date or the conversion of the shares of Preferred Stock purchased on the First Closing Date and on the Second Closing Date.

               (xiii) Performance of Conversion/Exercise Obligations. The Company shall have delivered Underlying Shares upon any demand for conversion of any of the shares of Preferred Stock or exercise of the Warrant(s) and otherwise performed its obligations in accordance with the terms, conditions and timing requirements of the Transaction Documents.

               (xiv) Change of Control. No Change of Control in the Company shall have occurred; and

               (xv) Transfer Agent Instructions. The Irrevocable Transfer Agent Instructions, in a form acceptable to the Purchasers, shall have been delivered to and acknowledged by the Company's transfer agent with a copy forwarded to each Purchaser.

          c. Documents and Certificates. On the Second Closing Date, the Company shall have delivered to the Purchasers, the following in form and substance reasonably satisfactory to the Purchasers:

               (i) Registration Rights Agreement. The Company and each of the Purchasers shall have executed and delivered a Registration Rights Agreement substantially in the form of Exhibit C attached hereto pursuant to which the Company shall agree to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder and applicable state laws with respect to the shares of Common Stock issuable upon the conversion of the shares of Preferred Stock, and upon the exercise of the Warrants, to be issued at the Second Closing;

               (ii) Opinion. An opinion of the Company's legal counsel, in substantially the form attached hereto as Exhibit D dated as of the Second Closing Date;

               (iii) Preferred Stock Certificate. A Preferred Stock certificate(s) representing the number of shares of Preferred Stock purchased by each Purchaser as set forth next to such Purchaser's name on the Second Closing Schedule, registered in the name of such Purchaser, each in form satisfactory to the Purchaser and issued pursuant to the Certificate of Designation with a Conversion Price equal to $11.86;

               (iv) Warrant. A Warrant(s), in the form of Exhibit B hereto and with the Exercise Price equal to $11.86 representing the Warrant(s) being purchased by each Purchaser as set forth next to such Purchaser's name on the Second Closing Schedule, registered in the name of such Purchaser;

               (v) Officer's Certificate. The Company shall deliver to the Purchasers an Officer's Certificate dated the Second Closing Date and signed by an executive officer of the Company confirming the accuracy of the Company's representations, warranties and covenants as of such Second Closing Date and confirming the compliance by the Company with the conditions precedent set forth in Section 4.2(b) as of the Second Closing Date.

               (vi) Secretary's Certificate. A Secretary's Certificate dated the Second Closing Date and signed by the Secretary or Assistant Secretary of the Company certifying (A) that attached thereto is a true and complete copy of the Certificate of Incorporation of the Company, as in effect on the Second Closing Date, (B) that attached thereto is a true and complete copy of the bylaws of the Company, as in effect on the Second Closing Date and (C) that attached thereto is a true and complete copy of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of the Agreement and the Transaction Documents and that such resolutions have not been modified, rescinded or revoked.

               (vii) Certificates of Incorporation. The Company shall have delivered to each of the Purchasers a copy of a certificate evidencing the incorporation and good standing of the Company and each Subsidiary, in such corporation's state of incorporation issued by the Secretary of State of such state of incorporation as of a date within ten days of the Second Closing Date. The Company shall have delivered to each of the Purchasers a copy of its Certificate of Incorporation as certified by the Secretary of State of the State of Texas within ten days of the Second Closing Date;

               (viii) Transfer Agent Letter. The Company shall have delivered to each Purchaser a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Second Closing Date; and

               (ix) Other Documents. The Company shall have delivered to each Purchaser such other documents relating to the transactions contemplated by the Transaction Documents as the Purchasers or its counsel may reasonably request.

     4.3 Third Closing.

          a. Conditions Precedent to the Obligation of the Company to Sell the Shares of Preferred Stock and Warrants. The obligation of the Company to sell the shares of Preferred Stock and Warrants at the Third Closing is subject to the satisfaction or waiver (with prior written notice to each Purchaser) by the Company, at or before the Third Closing Date of each of the following conditions:

               (i) Accuracy of the Purchasers' Representations and Warranties. The representations and warranties of each Purchaser in this Agreement shall be true and correct in all material respects as of the date when made and as of the Third Closing;

               (ii) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or before the Third Closing; and

               (iii) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Transaction Documents.

          b. Conditions Precedent to the Obligation of the Purchasers to Purchase. The obligation of each Purchaser hereunder to acquire and pay for the shares of Preferred Stock and Warrants at the Third Closing is subject to the satisfaction or waiver (with prior written notice to the Company and each other Purchaser) by such Purchaser, at or before the Third Closing Date, of each of the following conditions:

               (i) First and Second Closings. The First and Second Closings shall have occurred;

               (ii) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company set forth in this Agreement and the Registration Rights Agreement shall be true and correct in all respects as of the date when made and as of the Third Closing Date as though made at that time (except for representations and warranties made as of a specific date);

               (iii) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Transaction Documents to be performed, satisfied or complied with by the Company at or before to the Third Closing;

               (iv) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement and the Transaction Documents;

               (v) Registration Statements for Underlying Shares of Preferred Stock and Warrants issued at First and Second Closings. The Registration Statement with respect to the Underlying Shares with respect to the Warrants and Preferred Stock sold at the First Closing and the Second Closing shall have been declared effective under the Securities Act by the SEC and such Registration Statement shall be effective, not subject to any stop order and not be subject to any suspension pursuant to Section 3(o) of the Registration Rights Agreement, and shall have been effective and shall not have been subject to any stop order for the thirty (30) business days prior to the Third Closing Date and no stop order shall be pending or threatened as at the Third Closing Date.

               (vi) Adverse Changes. Since the date of the financial statements included in the Company's Quarterly Report on Form 10-Q or Annual Report on Form 10-K, whichever is more recent, last filed prior to the date of this Agreement, no event which had a Material Adverse Effect shall have occurred which is not disclosed on any Schedule hereto or otherwise in writing to each of the Purchasers;

               (vii) Litigation. No litigation shall have been instituted or threatened against the Company which could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

               (viii) Management. There shall have been no substantial changes in the position or responsibilities of the Chief Executive Officer and the Chief Financial Officer of the Company;

               (ix) No Suspensions of Trading in Common Stock. The trading in the Common Stock shall not have been suspended by the Commission, on Nasdaq or on the BSE (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company);

               (x) Listing of Common Stock. The Underlying Shares shall on the Third Closing Date be listed for trading on Nasdaq, on the BSE, or other exchange acceptable to Purchasers;

               (xi) Required Approvals. All Required Approvals shall have been obtained and copies thereof delivered to the Purchasers.

               (xii) Shares of Common Stock. The Company shall have duly reserved the number of Underlying Shares required by this Agreement to be reserved for issuance upon exercise of the Warrants, purchased on the First Closing Date, the Second Closing Date and the Third Closing Date, and the conversion of the Preferred Stock, purchased on the First Closing Date, the Second Closing Date, and the Third Closing Date.

               (xiii) Performance of Conversion/Exercise Obligations. The Company shall have delivered Underlying Shares upon any demand for conversion of any of the Preferred Stock or exercise of the Warrant(s) and otherwise performed its obligations in accordance with the terms, conditions and timing requirements of the Transaction Documents.

               (xiv) Change of Control. No Change of Control in the Company shall have occurred; and

               (xv) Transfer Agent Instructions. The Irrevocable Transfer Agent Instructions, in a form acceptable to the Purchasers, shall have been delivered to and acknowledged by the Company's transfer agent with a copy forwarded to each Purchaser.

          c. Documents and Certificates. On the Third Closing Date, the Company shall have delivered to the Purchasers, the following in form and substance reasonably satisfactory to the Purchasers:

               (i) Registration Rights Agreement. The Company and each of the Purchasers shall have executed and delivered a Registration Rights Agreement substantially in the form of Exhibit C attached hereto pursuant to which the Company shall agree to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder and applicable state laws with respect to the shares of Common Stock issuable upon the conversion of the Preferred Stock, and upon the exercise of the Warrants to be issued at the Third Closing;

               (ii) Opinion. An opinion of the Company's legal counsel, in substantially the form attached hereto as Exhibit D dated as of the Third Closing Date;

               (iii) Preferred Stock Certificate. A Preferred Stock certificate(s) representing the number of shares of Preferred Stock purchased by each Purchaser as set forth next to such Purchaser's name on the Third Closing Schedule, registered in the name of such Purchaser, each in form satisfactory to the Purchaser and issued pursuant to the Certificate of Designation, except that
Section 5.1(b) thereof shall be omitted, with a Conversion Price equal to $11.86;

               (iv) Warrant. A Warrant(s), in the form of Exhibit B hereto representing the Warrant(s) with an Exercise Price (as defined therein) equal to 110% of the Average Price on the Third Closing Date being purchased by each Purchaser as set forth next to such Purchaser's name on the Third Closing Schedule, registered in the name of such Purchaser;

               (v) Officer's Certificate. The Company shall deliver to the Purchasers an Officer's Certificate dated the Third Closing Date and signed by an executive officer of the Company confirming the accuracy of the Company's representations, warranties and covenants as of such Third Closing Date and confirming the compliance by the Company with the conditions precedent set forth in Section 4.3(b) as of the Third Closing Date.

               (vi) Secretary's Certificate. A Secretary's Certificate dated the Third Date and signed by the Secretary or Assistant Secretary of the Company certifying (A) that attached thereto is a true and complete copy of the Certificate of Incorporation of the Company, as in effect on the Third Closing Date, (B) that attached thereto is a true and complete copy of the bylaws of the Company, as in effect on the Third Closing Date and (C) that attached thereto is a true and complete copy of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of the Agreement and the Transaction Documents and that such resolutions have not been modified, rescinded or revoked.

               (vii) Certificates of Incorporation. The Company shall have delivered to each of the Purchasers a copy of a certificate evidencing the incorporation and good standing of the Company and each Subsidiary, in such corporation's state of incorporation issued by the Secretary of State of such state of incorporation as of a date within ten days of the Third Closing Date. The Company shall have delivered to each of the Purchasers a copy of its Certificate of Incorporation as certified by the Secretary of State of the State of Texas within ten days of the Third Closing Date;

               (viii) Transfer Agent Letter. The Company shall have delivered to each Purchaser a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Third Closing Date; and

               (ix) Other Documents. The Company shall have delivered to each Purchaser such other documents relating to the transactions contemplated by the Transaction Documents as the Purchasers or its counsel may reasonably request.

                                   ARTICLE V.

                                 INDEMNIFICATION

     5.1 Indemnification. Except to the extent that matters which could be covered by this Section 5 are covered by Section 5 of the Registration Rights Agreement, in consideration of the Purchasers execution and delivery of this Agreement and the Transaction Documents and acquiring the Preferred Stock, Conversion Shares, Warrants and Warrant Shares thereunder and in addition to all of the Company's other obligations under this Agreement and the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Purchaser, its past and present Affiliates and their successors and assigns (in accordance with the provisions of Section 6.5), each other holder of the Underlying Shares and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing Person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnities") from and against any and all actions, causes of action, suits, claims, losses, proceedings, costs (as incurred), penalties, fees (including legal fees and expenses), liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnity is a party to the action for which indemnification hereunder is sought), and including interest, penalties and attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnity as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or in the Transaction Documents, or any other certificate, instrument or document contemplated hereby or thereby,
(b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or the Transaction Documents, or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made, other than by the Company, against such Indemnity and arising out of or resulting from (i) the execution, delivery, performance or enforcement of this Agreement or the Transaction Documents, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Preferred Stock or Warrants or (iii) solely the status of such Purchasers or holder of the Preferred Stock, the Conversion Shares, the Warrants or the Warrant Shares as an investor in the Company. The indemnification obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliate of the Purchasers and partners, directors, agents, employees and controlling Persons (if any), as the case may be, of the Purchasers and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers and any such affiliate and any such Person. The Company also agrees that neither the Purchasers nor any such Affiliates, partners, directors, agents, employees or controlling Persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of this Agreement or any of the Transaction Documents except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or willful misconduct of such Purchaser or entity in connection with the transactions contemplated by this Agreement or the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

                                  ARTICLE VI.

                                  MISCELLANEOUS

     6.1 Entire Agreement. This Agreement, together with the Exhibits and Schedules hereto and the Transaction Documents contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

     6.2 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party (if received by 7:00 p.m. EST where such notice is received) or the first business day following such delivery (if received after 7:00 p.m. EST where such notice is received); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                  If to the Company:

                           International Isotopes Inc.
                           3100 Jim Christal Road
                           Denton, Texas  76207
                           Telephone:  (940) 484-9492
                           Facsimile:  (940) 484-0877
                           Attention:  Ira Lon Morgan

                  With a copy to:

                           Locke Liddell & Sapp LLC
                           100 Congress, Suite 300
                           Austin, Texas  78701
                           Telephone: (512)305-4716
                           Facsimile:   (512)305-4800
                           Attention:  Curtis R. Ashmos

                  If to the Transfer Agent:

                           American Stock Transfer & Trust Company
                           40 Wall Street
                           New York, New York 10005
                           Telephone:   (718)921-8256
                           Facsimile:     (718)921-8327
                           Attention:   Joseph Comito

                  If to Brown Simpson Strategic Growth Fund, Ltd. to:

                           152 West 57th Street, 40th Floor
                           New York, New York  10029
                           Telephone:  (212) 247-8200
                           Facsimile:   (212) 247-1329
                           Attention:  Paul Gustus

                  If to Brown Simpson Strategic Growth Fund, L.P. to:

                           152 West 57th Street, 40th Floor
                           New York, New York  10029
                           Telephone:  (212) 247-8200
                           Facsimile:   (212) 247-1329
                           Attention:  Paul Gustus



                  With a copy, in the case of Notice to Brown Simpson Strategic Growth Fund, Ltd., or Brown Simpson Strategic Growth Fund, L.P., to:

                           Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                           590 Madison Avenue
                           New York, New York  10022
                           Telephone:  (212) 872-1000
                           Facsimile:  (212) 872-1002
                           Attention:  James Kaye


Each party shall provide written notice to the other party of any change in address or facsimile number in accordance with the provisions hereof.

     6.3 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and each of the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. Notwithstanding the foregoing, no such amendment shall be effective to the extent that it applies to less than all of the holders of the shares of Preferred Stock outstanding. The Company shall not offer or pay any consideration to a Purchaser for consenting to such an amendment or waiver unless the same consideration is offered to each Purchaser and the same consideration is paid to each Purchaser which consents to such amendment or waiver.

     6.4 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     6.5 References. References herein to Sections are to Sections of this Agreement, unless otherwise expressly provided.

     6.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each of the Purchasers. The Purchasers may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company, provided, that any assignees must make the representations and warranties set forth in Section 2.2 and otherwise comply with the terms of this Agreement otherwise applicable to its assignor. This provision shall not limit a Purchaser's right to transfer securities in accordance with all of the terms of this Agreement or the Transaction Documents.

     6.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

     6.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

     6.9 Survival. The representations and warranties of the Company and the Purchasers contained in Sections 2.1 and 2.2, the agreements and covenants set forth in Section 3, and the indemnification provisions set forth in Section 5, shall survive the Closing and any conversion of the shares of Preferred Stock or exercise of the Warrants regardless of any investigation made by or on behalf of the such Purchaser or by or on behalf of the Company, except that, in the case of representations and warranties such survival shall be limited to the period of four (4) years following the Closing Date on which they were made or deemed to have been made (other than with respect to any claim by a third party against the party to this Agreement who seeks to assert a claim based on such representations and warranties). This section shall have no effect on the survival of the indemnification provisions of the Registration Rights Agreement.

     6.10 Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

     6.11 Publicity. The Company and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement. The Company shall not publicly or otherwise disclose the names of any of the Purchasers without each such Purchaser's prior written consent. The Purchasers and their affiliated companies shall, without further cost, have the right to use in its advertising, marketing or other similar materials all or parts of the Company's press releases that focus on the Transaction forming the subject matter of this Agreement or which make reference to the Transaction. The Purchasers understand that this grant by the Company only waives objections that the Company might have to the use of such materials by the Purchasers and in no way constitutes a representation by the Company that references in such materials to the activities of third-parties have been cleared or constitute a fair use.

     6.12 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

     6.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchasers will be entitled to specific performance of the obligations of the Company under this Agreement or the Transaction Documents without the showing of economic loss and without any bond or other security being required. Each of the Company and the Purchasers (severally and not jointly) agree that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

     6.14 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser hereunder is several and not joint with the obligations of the other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

     6.15 Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchasers hereunder or pursuant to the Transaction Documents or the Purchasers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

     6.16 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     6.17 Fees and Expenses. Except as set forth in the Registration Rights Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, that the Company shall pay the Purchasers an aggregate fee of $30,000 at the First Closing. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Preferred Stock, Warrants and Underlying Shares pursuant hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized persons as of the date first indicated above.


                                            INTERNATIONAL ISOTOPES INC.



                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:



                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

                                            BROWN SIMPSON STRATEGIC
                                            GROWTH FUND, LTD.



                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:



                                            BROWN SIMPSON STRATEGIC
                                            GROWTH FUND, L.P.



                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

                                   SCHEDULE I

                                Number of Shares of
                                Preferred Stock at First                                  Number of shares
Name of Purchaser               Closing                      Purchase Price               underlying Warrant
-----------------               -------                      --------------               ------------------
Brown Simpson Strategic         1,850                        $1,850,000                   75,850
Growth Fund, L.P.

Brown Simpson Strategic         3,150                        $3,150,000                   129,150
Growth Fund, Ltd.

                                   SCHEDULE II

Name of Purchaser                                            Address
-----------------                                            -------
Brown Simpson Strategic Growth Fund, Ltd.                    152 West 57th Street, 40th Floor
                                                             New York, New York 10019
                                                             Attn:  Paul Gustus
                                                             Fax: (212) 247-1329
                                                             Residence:  Grand Cayman, Cayman Islands

Brown Simpson Strategic Growth Fund, L.P.                    152 West 57th Street, 40th Floor
                                                             New York, New York 10019
                                                             Attn:  Paul Gustus
                                                             Fax: (212) 247-1329
                                                             Residence:  New York, New York

                                                                       Exhibit A

                      [Form of Certificate of Designation]

                                                                       Exhibit B

                                [Form of Warrant]

                                                                       Exhibit C

                         [Registration Rights Agreement]

                                                                       Exhibit D


                            [Company's Legal Opinion]


1. Each of the Company(1) and its Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than the Subsidiaries. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary.

2. The Company has the requisite corporate power and authority to enter into and consummate the transactions contemplated by each of the Transaction Documents(2) and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company. Each of the Transaction Documents has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

3. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated by such agreements do not and will not (i) conflict with or violate any provision of its Certificate of Incorporation or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party and which is required to be included as an exhibit to the SEC Documents (as defined herein), or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restrictions of any court or governmental authority to which the Company is subject (including Federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority.

--------------------------
(1) The opinion letter should state that capitalized terms not otherwise defined have the meanings assigned to them in the Purchase Agreement.

(2) The term Transaction Documents means the Purchase Agreement, the Registration Rights Agreement, the Certificate of Designation and the Warrants.

4. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other Federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents. Based on the representations and warranties of the Company set forth in Section 2.1 of the Purchase Agreement and assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 2.2 of the Purchase Agreement, the offer, issuance and sale of the shares of Preferred Stock and the Warrants to the Purchasers pursuant to the Purchase Agreement and the Warrant are exempt from the registration requirements of the Securities Act.

5. To my knowledge, the Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (the "SEC Documents") on a timely basis. As of their respective dates, the SEC Documents complied in all material respects as to form with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

6. There is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries which, if adversely decided, could reasonably be expected to have a material adverse effect on the issuance of the shares of Preferred Stock or the Conversion Shares, or the issuance or exercise of the Warrants or Warrant Shares, or the consummation of the transactions contemplated by the Transaction Documents.

7. All of the Company's issued and outstanding capital stock has been duly authorized, validly issued and is fully paid and non-assessable as of the date hereof.

8. The Company has full corporate power and authority to issue, sell and deliver the Preferred Stock, Conversion Shares, Warrants and Warrant Shares pursuant to the Transaction Documents.

9. The Company has duly authorized and reserved for issuance such number of shares of Common Stock as are issuable upon conversion of the Preferred Stock and exercise of the Warrants (the "Underlying Shares") in accordance with the terms of the Preferred Shares and the Warrants. When issued by the Company in accordance with the terms of the Preferred Shares and the Warrants, the Underlying Shares will be validly issued, fully paid and non-assessable. When issued by the Company in accordance with the terms of the Securities Purchase Agreement, the shares of Preferred Stock will be validly issued, fully paid and non-assessable.

                                       2